Exhibit 99.33

MBNA MASTER CREDIT CARD TRUST II

SERIES 1998-A

KEY PERFORMANCE FACTORS
April 30, 1998



Expected B Maturity 3/17/2003


Blended Coupon 5.8256%


Excess Protection Level
3 Month Average   4.23%
April, 1998   4.23%
March, 1998  N/A
February, 1998  N/A


Cash Yield18.78%


Investor Charge Offs 4.70%


Base Rate 9.85%


Over 35 Day Delinquency 5.03%


Seller's Interest14.63%


Total Payment Rate14.61%


Total Principal Balance$35,947,972,379.88


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$5,259,577,861.39

* For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.85% (43/360) was used. The Base Rate was calculated using a 43 day monthly period, 3/18/98-4/30/98.